Birner Dental Management Services, Inc.	EXHIBIT 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
November 9, 2006

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES 12.7% ADJUSTED EBITDA INCREASE FOR 3Q ‘06

DENVER, COLORADO, November 9, 2006. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH ® dental practices, announced results for the quarter ended September 30, 2006. Total dental group practice revenue increased $991,000, or 7.5%, to $14.3 million. Net revenue increased $492,000, or 5.3% to $9.8 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) increased $206,000, or 12.7%, to $1.8 million for the quarter ended September 30, 2006 compared to $1.6 million for the quarter ended September 30, 2005. Adjusted EBITDA for the quarter ended September 30, 2005 includes an add-back of a one-time cash expense equal to $586,000 related to the reimbursement of income taxes for an award of restricted stock.

Net income for the third quarter of 2006 was $633,000, or $.25 per share compared to $414,000, or $.16 per share for the same period of 2005. Net income for the three months ended September 30, 2006 includes pre-tax expense of $160,000 for stock-based compensation. This compares to pre-tax expense of $81,000 for stock-based compensation and a one-time pre-tax expense equal to $586,000 related to the reimbursement of income taxes for an award of restricted stock for the three months ended September 30, 2005.

The Company opened two de novo offices in August 2006, one in the Albuquerque, New Mexico market and one in the Phoenix, Arizona market. With the two de novo office openings, together with the de novo office the Company opened in the Phoenix, Arizona market in March 2006 and the de novo office the Company opened in the Denver, Colorado market in June 2006, the Company has opened a total of four de novo offices in 2006. In August 2006 the Company consolidated two of its Scottsdale, Arizona offices into one facility.

Profitability was reduced in the third quarter of 2006 as a result of opening expenses and operating losses related to these four de novo offices. This reduction in profitability was anticipated and the Company expects enhanced profitability from these four de novo offices as their operations mature. In addition, there were two fewer production days in the third quarter this year relative to the quarter ended September 30, 2005.

For the nine months ended September 30, 2006, total dental group practice revenue increased $3.4 million, or 8.6%, to $43.4 million. Net revenue increased $2.0 million, or 7.0% to $30.0 million. The Company’s Adjusted EBITDA increased $749,000, or 15.8%, to $5.5 million for the nine months ended September 30, 2006 compared to $4.7 million for the nine months ended September 30, 2005. Adjusted EBITDA for the nine months ended September 30, 2005 includes an add-back of a one-time cash expense equal to $586,000 related to the reimbursement of income taxes for an award of restricted stock.

Net income for the nine months ended September 30, 2006, was $2.0 million, or $.77 per share compared to $1.7 million, or $.67 per share for the same period of 2005. Net income for the nine months ended September 30, 2006 includes $488,000 of before-tax stock-based compensation expense compared to, for the nine months ended September 30, 2005, $81,000 of before-tax stock-based compensation expense and a one-time before-tax expense equal to $586,000 related to the reimbursement of income taxes for an award of restricted stock.

On October 5, 2006, the Company purchased, at a price of $21.75 per share, 212,396 shares of its Common Stock pursuant to the Company’s “dutch auction” tender offer. These shares represented approximately 9.2% of the shares outstanding as of September 30, 2006. The purchase of the stock was funded with a new $4.6 million term loan.

In August 2005, the Company’s common stock was split 2-for-1. All shares outstanding and per share results reported herein have been adjusted to reflect the stock split.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. Currently, the Company manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. The Company operates its dental offices under the PERFECT TEETH ® name.

The Company previously announced it will conduct a conference call to review quarter ended September 30, 2006 results. In addition to current operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. The call will be held on Thursday, November 9, 2006 at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-207-0148 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join us on November 9, the rebroadcast of the call will be available through November 22, 2006 at 1-888-348-4629 with pass code 234105.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA. The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last two pages of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s growth prospects and performance in 2006 and other future periods, including the future performance of new office openings in 2006. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Quarters Ended September 30,			Nine Months Ended September 30,
	2005		2006	2005		2006

NET REVENUE: (1)	$9,264,449		$9,756,186	$28,025,464		$29,988,004

DIRECT EXPENSES:
Clinical salaries and benefits	3,321,931		3,540,887	10,298,277		10,811,123
Dental supplies	566,219		597,488	1,698,572		1,750,695
Laboratory fees	588,814		635,446	1,873,120		1,960,704
Occupancy	953,029		1,059,477	2,865,929		3,210,359
Advertising and marketing	223,387		176,830	794,984		637,763
Depreciation and amortization	420,998		572,788	1,261,990		1,581,250
General and administrative	1,074,880		1,126,326	3,047,312		3,456,569
	7,149,258		7,709,242	21,840,184		23,408,463

Contribution from dental offices	2,115,191		2,046,944	6,185,280		6,579,541

CORPORATE EXPENSES:
General and administrative (2)	1,578,244	(2)	948,371(2)	3,385,361	(2)	3,170,644	(2)
Depreciation and amortization	33,595		32,396	102,887		99,038

Operating income	503,352		1,066,177	2,697,032		3,309,859

Interest expense (income), net	(13,353)		38,875	(41,220)		118,962

Income before income taxes	516,705		1,027,302	2,738,252		3,190,897
Income tax expense	102,315		394,498	990,951		1,232,604

Net income	$414,390		$632,804	$1,747,301		$1,958,293

Net income per share of Common Stock - Basic	$0.17		$0.27	$0.74		$0.84

Net income per share of Common Stock - Diluted	$0.16		$0.25	$0.67		$0.77

Cash dividends per share of Common Stock	$0.10		$0.13	$0.30		$0.39

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	2,406,789		2,311,901	2,364,493		2,337,049

Diluted	2,662,240		2,493,941	2,613,331		2,528,388

(1)
Total dental group practice revenue less amounts retained by group practices. Dental group practice revenue was $14,282,765 for the quarter ended September 30, 2006 compared to $13,292,104 for the quarter ended September 30, 2005. Dental group practice revenue was $43,429,434 for the nine months ended September 30, 2006 compared to $39,987,027 for the nine months ended September 30, 2005.

(2)
Corporate expense - general and administrative includes $81,030 of deferred equity compensation for a stock award and $585,844 one-time expense related to the reimbursement of income taxes in connection with a stock award for the quarter ended September 30, 2005, and $81,030 of deferred equity compensation for a stock award and $78,620 of stock-based compensation expense pursuant to SFAS 123 (R) for the quarter ended September 30, 2006. For the nine months ended September 30, 2005, corporate expenses - general and administrative includes $81,030 of deferred equity compensation for a stock award and $585,844 one-time expense related to the reimbursement of income taxes in connection with a stock award, and for the nine months ended September 30, 2006, $243,090 of deferred equity compensation related to the stock award and $244,651 of stock-based compensation expense pursuant to SFAS 123 (R).

ASSETS	December 31, 2005	September 30, 2006
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$921,742	$669,458
Accounts receivable, net of allowance for doubtful accounts of $261,031 and $291,114, respectively	3,215,369	3,597,663
Deferred tax asset	160,411	212,384
Prepaid expenses and other assets	605,599	458,151

Total current assets	4,903,121	4,937,656

PROPERTY AND EQUIPMENT, net	3,939,452	5,770,464

OTHER NONCURRENT ASSETS:
Intangible assets, net	13,036,652	12,467,207
Deferred charges and other assets	154,245	181,860

Total assets	$22,033,470	$23,357,187

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,065,076	$1,665,049
Accrued expenses	1,110,526	1,317,392
Accrued payroll and related expenses	1,502,877	2,121,668
Income taxes payable	175,259	207,147
Current maturities of long-term debt	145,150	66,445

Total current liabilities	4,998,888	5,377,701

LONG-TERM LIABILITIES:
Deferred tax liability, net	750,346	751,304
Long-term debt, net of current maturities	2,887,166	3,111,610
Other long-term obligations	195,723	281,486

Total liabilities	8,832,123	9,522,101

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 2,343,675 and 2,314,719 shares issued and outstanding, respectively	9,628,457	8,971,415
Deferred equity compensation	(648,240)	(405,150)
Retained earnings	4,221,130	5,268,821

Total shareholders' equity	13,201,347	13,835,086

Total liabilities and shareholders' equity	$22,033,470	$23,357,187

** Derived from the Company’s audited consolidated balance sheet at December 31, 2005.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA - Although Adjusted EBITDA and Adjusted EBITDA before reimbursement of income taxes related to the restricted stock grant are not generally accepted accounting principles (“GAAP”) measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA and Adjusted EBITDA before reimbursement of income taxes related to the restricted stock grant are not calculated in accordance with GAAP, these measures may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense - corporate, amortization of equity compensation, stock-based compensation related to SFAS 123(R), interest expense/(income), net and income tax expense to net income as in the table below.

	Quarters Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
RECONCILLIATION OF ADJUSTED EBITDA:
Net income	$414,390	$632,804	$1,747,301	$1,958,293
Depreciation and amortization - Offices	420,998	572,788	1,261,990	1,581,250
Depreciation and amortization - Corporate	33,595	32,396	102,887	99,038
Amortization of deferred equity compensation expense	81,030	81,030	81,030	243,090
Stock-based compensation expense related to SFAS 123 (R)	-	78,620	-	244,651
Interest expense/(income), net	(13,353)	38,875	(41,220)	118,962
Income tax expense	102,315	394,498	990,951	1,232,604

Adjusted EBITDA	1,038,975	1,831,011	4,142,939	5,477,888

Reimbursement of income taxes related to restricted stock grant	585,844	-	585,844	-

Adjusted EBITDA before reimbursement of income taxes related to restricted stock grant	$1,624,819	$1,831,011	$4,728,783	$5,477,888

Total Dental Group Practice Revenue. Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by group practices represent compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements. Although total dental group practice revenue is not a financial measure consistent with GAAP, the Company discloses total dental group practice revenue because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. These non-GAAP financial measures may be different from, and therefore may not be comparable to, similar measures used by other companies. A reconciliation of total dental group practice revenue to net revenue appears below.

	Quarters Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006

Total dental group practice revenue	$13,292,104	$14,282,765	$39,987,027	$43,429,434
Less - amounts retained by dental Offices	(4,027,655)	(4,526,579)	(11,961,563)	(13,441,430)

Net revenue	$9,264,449	$9,756,186	$28,025,464	$29,988,004